SOUTHWESTERN PUBLIC SERVICE COMPANY

EXHIBIT 99. Unaudited Pro Forma Information


     The following unaudited pro forma combined balance sheets at March 31, 1997 and December 31, 1996, give effect to the Merger as if it had occurred at March 31, 1997 and December 31, 1996, respectively. The unaudited pro forma statements of income for the three months ended March 31,1997 and twelve months ended December 31, 1996, give effect to the Merger as if it had occurred on January 1, 1996. These statements are prepared on the basis of accounting as required under a pooling of interests and do not reflect any cost savings or other synergies anticipated by management as a result of the Merger. Accordingly, the pro forma information is not necessarily indicative of the financial position or results of operations that would have occurred had the Merger been consummated for the periods for which it is given effect, nor is it necessarily indicative of future operating results or financial condition.

                           NEW CENTURY ENERGIES, INC.

                   Unaudited Pro Forma Combined Balance Sheet
                                 March 31, 1997

                                             SPS         PSCo        Pro Forma
                                             ---         ----        ---------
                                                    (In Thousands)
Assets
Property, plant and equipment, at cost:
  Electric ............................  $2,519,287    $4,012,454    $6,531,741
  Gas .................................           -     1,067,579     1,067,579
  Steam and other .....................      38,149        78,376       116,525
  Common to all departments ...........           -       429,123       429,123
  Construction work in progress .......     103,825       108,101       211,926
                                            -------       -------       -------
                                          2,661,261     5,695,633     8,356,894
Less:  accumulated depreciation .......     956,944     2,079,254     3,036,198
                                            -------     ---------     ---------
  Total property, plant and equipment .   1,704,317     3,616,379     5,320,696
                                          ---------     ---------     ---------

Investments, at cost, and receivables .      35,153        43,058        78,211

Current assets:
  Cash and temporary cash investments .      50,709       368,418       419,127
  Accounts receivable - net ...........      64,169       203,604       267,773
  Accrued unbilled revenues ...........      15,634        69,992        85,626
  Recoverable purchased electric
   energy costs .......................      11,456        63,365        74,821
  Materials and supplies, at average cost    18,149        47,419        65,568
  Fuel inventory, at average cost .....       2,318        24,572        26,890
  Gas in underground storage, at
   cost (LIFO) ........................           -        19,954        19,954
  Regulatory assets recoverable within
   one year ...........................           -        44,020        44,020
  Prepaid expenses and other ..........       5,201        40,375        45,576
                                              -----        ------        ------
  Total current assets ................     167,636       881,719     1,049,355
                                            -------       -------     ---------

Deferred charges
  Regulatory assets ...................     139,553       291,764       431,317
  Unamortized debt expense ............       9,814        11,908        21,722
  Other ...............................      33,779        68,152       101,931
                                             ------        ------       -------
   Total deferred charges .............     183,146       371,824       554,970
                                            -------       -------       -------

                                         $2,090,252    $4,912,980    $7,003,232
                                         ==========    ==========    ==========


The accompanying notes to unaudited pro forma combined balance sheets and statements of income are an integral part of this statement.

                      SOUTHWESTERN PUBLIC SERVICE COMPANY

EXHIBIT 99. Unaudited Pro Forma Information

                           NEW CENTURY ENERGIES, INC.

             Unaudited Pro Forma Combined Balance Sheet, Continued
                                 March 31, 1997

                                             SPS         PSCo        Pro Forma
                                             ---         ----        ---------
                                                    (In Thousands)
Capitalization and Liabilities
Common stock (2) ........................ $ 40,918     $  326,350    $  104,142
Paid-in capital (2) .....................  307,484        739,522     1,310,132
Retained earnings (5) ...................  379,062        415,513       787,122
                                           -------        -------       -------
  Total common equity ...................  727,464      1,481,385     2,201,396

Preferred stock:
  Not subject to mandatory redemption ...        -        140,008       140,008
  Subject to mandatory redemption .......        -         39,913        39,913
SPS Obligated Mandatorily Redeemable
 Preferred Securities of Subsidiary
  Trust Holding soley subordinated
    debentures of SPS ...................  100,000              -       100,000
Long-term debt ..........................  620,597      1,482,816     2,103,413
                                           -------      ---------     ---------
                                         1,448,061      3,144,122     4,584,730
                                         ---------      ---------     ---------
Noncurrent liabilities:
  Employees' postretirement benefits
  other than pensions ...................    3,158         55,940        59,098
  Employees' postemployment benefits ....    1,340         25,182        26,522
                                             -----         ------        ------
    Total noncurrent liabilities ........    4,498         81,122        85,620
                                             -----         ------        ------

Current liabilities:
  Notes payable and commercial paper ....  119,586        295,400       414,986
  Long-term debt due within one year ....      229        255,076       255,305
  Preferred stock subject to
  mandatory redemption within one year ..        -          2,576         2,576
  Accounts payable ......................   76,758        154,394       231,152
  Dividends payable .....................        -         37,210        37,210
  Customers' deposits ...................    5,761         22,286        28,047
  Accrued taxes .........................   13,948         85,675        99,623
  Accrued interest ......................    9,672         27,885        37,557
  Defueling and decommissioning liability        -          7,913         7,913
  Current portion of accumulated
  deferred income taxes .................   (3,568)        21,280        17,712
  Merger costs  (5) .....................        -              -         7,453
  Other .................................   29,162         53,935        83,097
                                            ------         ------        ------
   Total current liabilities ............  251,548        963,630     1,222,631
                                           -------        -------     ---------

Deferred credits:
  Customers' advances for construction         412         47,013        47,425
  Unamortized investment tax credits         5,657        104,676       110,333
  Accumulated deferred income taxes        369,304        542,372       911,676
  Other                                     10,772         30,045        40,817
                                            ------         ------        ------
   Total deferred credits                  386,145        724,106     1,110,251
                                           -------        -------     ---------
                                        $2,090,252     $4,912,980    $7,003,232
                                        ==========     ==========    ==========


The accompanying notes to unaudited pro forma combined balance sheets and statements of income are an integral part of this statement.

                      SOUTHWESTERN PUBLIC SERVICE COMPANY

EXHIBIT 99. Unaudited Pro Forma Information

                           NEW CENTURY ENERGIES, INC.

                Unaudited Pro Forma Combined Statement of Income
                   For the three months ended March 31, 1997

                                             SPS         PSCo        Pro Forma
                                             ---         ----        ---------
                                           (In Thousands, Except Per Share Data)
Operating revenues:
  Electric                               $214,495       $373,953      $588,448
  Gas                                           -        291,825       291,825
  Other                                     6,800         11,882        18,682
                                            -----         ------        ------
                                          221,295        677,660       898,955

Operating expenses:
  Fuel used in generation                 104,618         44,261       148,879
  Purchased power                           5,207        122,626       127,833
  Gas purchased for resale                      -        207,352       207,352
  Other operating expenses                 30,020         82,828       112,848
  Maintenance                               6,931         15,113        22,044
  Depreciation and amortization            18,230         42,857        61,087
  Taxes (other than income taxes)          11,526         22,488        34,014
  Income taxes                             10,292         35,317        45,609
                                           ------         ------        ------
                                          186,824        572,842       759,666
                                          -------        -------       -------
Operating income                           34,471        104,818       139,289

Other income and deductions:
  Allowance for equity funds used
  during construction                           5              -             5
  Miscellaneous income and
  deductions - net (3)                     (2,522)          (889)       (3,411)
                                           (2,517)          (889)       (3,406)
Interest charges:
  Interest on long-term debt               11,025         26,906        37,931
  Amortization of debt discount
  and expense less premium                    562            928         1,490
  Other interest                            1,026         14,675        15,701
  Allowance for borrowed funds
  used during construction                   (840)        (1,461)       (2,301)
  Dividends on SPS obligated mandatorily
  redeemable preferred securities of
  subsidiary trust holding solely
  subordinated debentures of SPS            1,963
  Dividend requirements on
  preferred stock of subsidiaries               -          2,943         2,943
                                              ---          -----         -----
                                           13,736         43,991        57,727
                                           ------         ------        ------

Net Income                              $  18,218       $ 59,938     $  78,156
                                        =========       ========     =========

Weighted average common shares
 outstanding (2)                           40,918         65,122       103,994
                                           ======         ======       =======

Earnings per weighted average
 share of common stock outstanding          $0.45          $0.92         $0.75
                                            =====          =====         =====


The accompanying notes to unaudited pro forma consolidated balance sheets and statements of income are an integral part of this statement.

                      SOUTHWESTERN PUBLIC SERVICE COMPANY

EXHIBIT 99. Unaudited Pro Forma Information


                           NEW CENTURY ENERGIES, INC.

                   Unaudited Pro Forma Combined Balance Sheet
                               December 31, 1996

                                             SPS         PSCo        Pro Forma
                                             ---         ----        ---------
                                                    (In Thousands)
Assets
Property, plant and equipment, at cost:
 Electric ............................  $2,517,580     $3,931,413    $6,448,993
 Gas .................................           -      1,035,394     1,035,394
 Steam and other .....................      37,541         78,225       115,766
 Common to all departments ...........           -        418,262       418,262
 Construction work in progress .......      79,346        181,597       260,943
                                            ------        -------       -------
                                         2,634,467      5,644,891     8,279,358
Less:  accumulated depreciation ......     944,279      2,045,996     2,990,275
                                           -------      ---------     ---------
  Total property, plant and equipment    1,690,188      3,598,895     5,289,083
                                         ---------      ---------     ---------

Investments, at cost, and receivables       34,446         46,550        80,996

Current assets:
  Cash and temporary cash investments       40,609          9,406        50,015
  Accounts receivable - net ..........      67,780        218,132       285,912
  Accrued unbilled revenues ..........      20,304         85,894       106,198
  Recoverable purchased electric energy
   costs .............................      15,715         31,288        47,003
  Materials and supplies, at average cost   17,776         48,972        66,748
  Fuel inventory, at average cost ....       2,320         24,739        27,059
  Gas in underground storage,
  at cost (LIFO) .....................           -         42,836        42,826
  Regulatory assets recoverable within
  one year ...........................       8,000         44,110        52,110
  Prepaid expenses and other .........       4,983         41,790        46,773
                                             -----         ------        ------
  Total current assets ...............     177,487        547,157       724,644
                                           -------        -------       -------

Deferred charges
  Regulatory assets ..................     109,545        304,456       414,001
  Unamortized debt expense ...........       9,864         10,975        20,839
  Other ..............................      23,264         64,615        87,879
                                            ------         ------        ------
    Total deferred charges ...........     142,673        380,046       522,719
                                           -------        -------       -------

                                        $2,044,794     $4,572,648    $6,617,442
                                        ==========     ==========    ==========


The accompanying notes to unaudited pro forma combined balance sheets and statements of income are an integral part of this statement.

                      SOUTHWESTERN PUBLIC SERVICE COMPANY

EXHIBIT 99. Unaudited Pro Forma Information


                           NEW CENTURY ENERGIES, INC.

                   Unaudited Pro Forma Combined Balance Sheet
                               December 31, 1996

                                             SPS         PSCo        Pro Forma
                                             ---         ----        ---------
                                                    (In Thousands)
Capitalization and Liabilities
Common stock (2) ..................... $   40,918      $  324,094     $ 103,691
Paid-in capital (2) ..................    307,484         724,353     1,293,158
Retained earnings (5) ................    383,350         389,841       764,646
                                          -------         -------       -------
    Total common equity ..............    731,752       1,438,288     2,161,495

Preferred stock:
  Not subject to mandatory redemption           -         140,008       140,008
  Subject to mandatory redemption ....          -          39,913        39,913
SPS Obligated Mandatorily Redeemable
 Preferred Securities of Subsidiary
 Trust Holding soley subordinated
 debentures of SPS ...................    100,000               -       100,000
Long-term debt .......................    620,400       1,259,528     1,879,928
                                          -------       ---------     ---------
                                        1,452,152       2,877,737     4,321,344
                                        ---------       ---------     ---------
Noncurrent liabilities:
 Employees' postretirement benefits
 other than pensions .................      2,874          55,677        58,551
 Employees' postemployment benefits ..      2,369          25,182        27,551
                                            -----          ------        ------
   Total noncurrent liabilities ......      5,243          80,859        86,102
                                            -----          ------        ------

Current liabilities:
  Notes payable and commercial paper .     53,836         244,725       298,561
  Long-term debt due within one year .     15,231         155,030       170,261
  Preferred stock subject to mandatory
  redemption within one year .........          -           2,576         2,576
  Accounts payable ...................     63,004         254,256       317,260
  Dividends payable ..................          -          36,973        36,973
  Customers' deposits ................      5,842          21,441        27,283
  Accrued taxes ......................     19,999          58,990        78,989
  Accrued interest ...................     13,151          33,797        46,948
  Defueling and decommissioning liability       -           8,665         8,665
  Current portion of accumulated
  deferred income taxes ..............      3,583           4,560         8,143
  Merger costs (5) ...................          -               -         8,545
  Other ..............................     28,596          69,203        97,799
                                           ------          ------        ------
    Total current liabilities ........    203,242         890,216     1,102,003

Deferred credits:
  Customers' advances for construction        366          50,269        50,635
  Unamortized investment tax credits .      5,719         105,928       111,647
  Accumulated deferred income taxes ..    367,272         539,082       906,354
  Other ..............................     10,800          28,557        39,357
                                           ------          ------        ------
    Total deferred credits ...........    384,157         723,836     1,107,993
                                          -------         -------     ---------
                                       $2,044,794      $4,572,648    $6,617,442
                                       ==========      ==========    ==========


The accompanying notes to unaudited pro forma combined balance sheets and statements of income are an integral part of this statement.

                      SOUTHWESTERN PUBLIC SERVICE COMPANY

EXHIBIT 99. Unaudited Pro Forma Information


                           NEW CENTURY ENERGIES, INC.

                   Unaudited Pro Forma Combined Balance Sheet
                               December 31, 1996

                                             SPS         PSCo        Pro Forma
                                             ---         ----        ---------
                                           (In Thousands, Except Per Share Data)
Operating revenues:
  Electric                               $927,549     $1,488,990     $2,416,539
  Gas                                           -        640,497        640,497
  Other                                    32,047         41,899         73,946
                                           ------         ------         ------
                                          959,596      2,171,386      3,130,982
Operating expenses:
  Fuel used in generation                 439,838        195,442        635,280
  Purchased power                          20,154        490,428        510,582
  Gas purchased for resale                      -        393,163        393,163
  Other operating expenses                133,657        336,100        469,757
  Maintenance                              34,916         63,908         98,824
  Depreciation and amortization            70,234        154,631        224,865
  Taxes (other than income taxes)          46,081         82,899        128,980
  Income taxes                             57,322         96,331        153,653
                                           ------         ------        -------
                                          802,202      1,812,902      2,615,104
                                          -------      ---------      ---------
Operating income                          157,394        358,484        515,878

Other income and deductions:
  Allowance for equity funds used
  during construction                         179            757            936
  Miscellaneous income and
  deductions - net (3)                    (10,202)       (19,015)       (29,217)
                                          -------        -------        -------
                                          (10,023)       (18,258)       (28,281)
Interest charges:
  Interest on long-term debt               46,096         92,205        138,301
  Amortization of debt discount
  and expense less premium                  2,145          3,621          5,766
  Other interest                            6,241         57,398         63,639
  Allowance for borrowed funds
  used during construction                 (2,601)        (3,344)        (5,945)
  Dividends on SPS obligated
  mandatorily redeemable preferred
  securities of subsidiary trust holding
  solely subordinated debentures of SPS     1,526              -          1,526
  Dividend requirements on
  preferred stock of subsidiaries             121         11,848         11,969
                                              ---         ------         ------
                                           53,528        161,728        215,256
                                           ------        -------        -------

Earnings available for common stock      $ 93,834     $  178,498     $  272,341
                                         ========     ==========     ==========

Weighted average common shares
 outstanding (2)                           40,918         64,187        103,059
                                           ======         ======        =======

Earnings per weighted average
 share of common stock outstanding          $2.29          $2.78          $2.64
                                            =====          =====          =====

The accompanying notes to unaudited pro forma consolidated balance sheets and statements of income are an integral part of this statement.

                      SOUTHWESTERN PUBLIC SERVICE COMPANY

EXHIBIT 99. Unaudited Pro Forma Information


                           NEW CENTURY ENERGIES, INC.

          Notes To Unaudited Pro Forma Combined Financial Information


     (1) The unaudited pro forma combined statements of income have been prepared from the historical consolidated financial statements of PSCo and SPS and are presented as if the companies were combined during the periods presented herein. Certain items have been reclassified on the consolidated financial statements of SPS to conform with the NCE presentation, including the reclassification on the Statement of Income of UE and Quixx revenues and expenses from Other Income, Net to Operating Revenues and Operating Expenses.

     (2) The unaudited pro forma combined balance sheets and statements of income reflect the conversion of each outstanding share of PSCo Common Stock into one share of NCE Common Stock, and each outstanding share of SPS Common Stock into 0.95 of one share of NCE Common Stock in accordance with the terms of the Merger Agreement.

     (3) There were no intercompany transactions and, accordingly, no pro forma elimination adjustments were made.

     (4) For discussion regarding material commitments and contingencies relating to SPS, see Note (6) of Notes to Consolidated Financial Statements. For PSCo, reference is made to its 1996 Annual Report on Form 10-K and its Form 10-Q for the quarter ended March 31, 1997.

     (5) The unaudited pro forma combined financial statements include nonrecurring charges directly related to the Merger totaling approximately $1.0 million for the three months ended March 31, 1997, and approximately $9.4 million for the year ended December 31, 1996. These nonrecurring charges include merger related and business integration expenses and benefits expense resulting from an accelerated vesting of certain benefits. The unaudited pro forma combined statement of income do not reflect future nonrecurring charges directly related to the Merger. These costs are estimated to total approximately $7.5 million and $8.5 million at March 31, 1997 and December 31, 1996, respectively. The pro forma combined balance sheets at March 31, 1997 and December 31, 1996, respectively have been adjusted to include these items with the recognition of additional current liabilities and the reduction of retained earnings.